UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2008

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Glowpoint, Inc.

 (Exact name of registrant as specified in its charter)

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Delaware	0-25940	77-0312442
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

225 Long Avenue Hillside, NJ, 07205

 (Address of Principal Executive Office) (Zip Code)

(312) 235-3888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 7, 2008, the Board of Directors (the “Board”) of Glowpoint, Inc. (the "Company") made the following appointments: Peter A. Rust, an independent director since May 2006, will serve as Chairman of the Board; Joseph Laezza, the Company’s Chief Operating Officer, will also serve as President; and David W. Robinson, the Company’s Executive Vice President, General Counsel and Corporate Secretary, will also serve as Executive Vice President, Business Development.  Michael Brandofino remains Chief Executive Officer of the Company.

For his service as Chairman of the Board, Mr. Rust will annually receive 10,000 shares of restricted stock that will vest on the next anniversary of his appointment or upon a change of control.  The form of restricted stock agreement is attached as Exhibit 10.46 to the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 27, 2008.  Except for changes of titles, there will be no change to the existing employment agreements or compensation packages of Messrs. Brandofino, Laezza and Robinson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated: June 11, 2008	By:	/s/ Michael Brandofino
Michael Brandofino Chief Executive Officer